Exhibit 99.1

Investor Relations Contact

Stephen E. Dowd

Senior Vice President

& Chief Financial Officer

CMS Bancorp, Inc.

(914) 422-2700

Media Contact

John E. Ritacco

President and Chief Executive Officer

CMS Bancorp, Inc.

(914) 422-2700

CMS Bancorp, Inc. and CMS Bank Announce the Election of William M. Mooney, Jr.

as Chairman of the Board of Directors

WHITE PLAINS, NY (July 9, 2012) – CMS Bancorp, Inc. (the “Company”) and its wholly-owned bank subsidiary, CMS Bank (formerly known as Community Mutual Savings Bank) (the “Bank”), today announced that William M. Mooney, Jr., has been elected Chairman of the Company’s and the Bank’s Board of Directors. Mr. Mooney has been a director on both the Company’s and Bank’s Boards of Directors since 2011.

Mr. Mooney is currently the President of The Westchester County Association, a business-based membership organization committed to addressing public policy issues with respect to business advocacy and economic development on behalf of the region’s corporate and not-for-profit organizations. Before being elected President of The Westchester County Association in 2004, Mr. Mooney had a long and distinguished career in the banking industry, most recently at Independence Community Bank where he was responsible for all business activities in Westchester and Connecticut. Prior to that, he held executive positions with Union State Bank, where he managed retail banking activities and business development, and Chase Manhattan Bank and Chemical Bank, where he was responsible for all retail and small business activities in the New York metro area. He also served as President and CEO of Hudson Valley Bank. Mr. Mooney began his banking career with Citibank.

“With his many years of business and banking experience, Bill Mooney will provide valuable leadership to CMS Bank as we continue to grow as a leading locally-based community bank,” said John Ritacco, President and Chief Executive Officer of CMS Bank.

In addition to his business leadership experience, Mr. Mooney is deeply committed to the community through his many philanthropic activities with not-for-profit and educational organizations. He has served as chairman of the board of numerous organizations, including United Way of Westchester and Putnam Counties, St. Thomas Aquinas College, The Westchester County Association, American Heart Walk, Westchester Partnership for Economic Development, CYO Rockland County, Red Cross Rockland County and Rockland Center for the Arts.

Mr. Mooney has received civic and leadership awards from numerous organizations including CYO Rockland County, 52 Association, Graymoor, Dominican Sisters, United Way, St. Thomas Aquinas College, Calvary Hospital, Pace University Law School, Boy Scouts of America and Westchester Mental Health Association, to name a few. In 2004, he was honored with the Ellis Island Medal of Honor that recognizes individuals for their exceptional humanitarian efforts and outstanding contribution to the nation. He has also received honorary degrees from Mercy College and St. Thomas Aquinas College. Mr. Mooney is a resident of White Plains.

Formerly known as Community Mutual Savings Bank, CMS Bank is a New York state-chartered institution that provides a wide range of banking products and services to retail and small business customers including residential and commercial real estate loans, consumer loans and small business loans primarily in Westchester, Dutchess and Putnam Counties as well as Fairfield County, CT. The Bank recently converted from a federally chartered bank to a state-chartered bank and changed its name to CMS Bank. The Bank’s holding company, CMS Bancorp, Inc. is publicly traded on NASDAQ under the ticker symbol “CMSB”. CMS Bank has branches in Eastchester, Greenburgh, Mount Kisco, Mount Vernon and West Harrison. The Bank’s corporate offices are located in White Plains.

Forward-Looking Statements

This press release may include certain forward-looking statements based on current management expectations, including our expectations related to continued growth and our competitive position in the industry. Readers should not place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Although the Company’s management believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of existing knowledge of its business and operations, there can be no assurance that the Company or the Bank will continue to grow, and remain competitive, or that our actual results will not differ from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012, and other filings made with the U.S. Securities and Exchange Commission. Neither the Company nor the Bank undertake and specifically decline any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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